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                    [SHAPIRO, ROSENFELD & CLOSE LETTERHEAD]


                                 August 6, 1997




BioLase Technology, Inc.
981 Calle Amanecer
San Clemente, California 92673

        Re:     BioLase Technology, Inc.
                Registration Statement on Form S-1
                SEC File No. 333-31023

Gentlemen:

At your request, we have examined the Registration Statement on Form S-2 File No. 333-31023) of BioLase Technology, Inc., a Delaware corporation (the "Company"), together with Amendment No. 1 thereto (collectively, the "Registration Statement"), with exhibits as filed in connection therewith and the form of prospectus contained therein, which you have filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of an aggregate of 2,738,982 shares of Common Stock, $.001 par value per share (the "Shares"), including up to an aggregate of 738,964 shares of Common Stock issuable upon the conversion of the Company's Series A 6% Redeemable Cumulative Convertible Preferred Stock and the exercise of certain outstanding warrants and options (the Shares issuable upon such conversion and exercise shall be collectively referred to as the "Warrant and Option Shares").

For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all doucments submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution
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BioLase Technology, Inc.
August 6, 1997
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and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that, subject to effectiveness of the Registration Statement with the SEC (such Registration Statement as amended and finally declared effective, and the form of Prospectus contained therein or subsequently filed pursuant to Rule 430A or Rule 424 under the Securities Act, being hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively) and to registration or qualification under the securities laws of the states in which the Shares may be sold, upon the sale of the Shares (and, in the case of the Warrant and Option Shares, upon the issuance of the Shares) in the manner referred to in the Registration Statement, and upon payment therefor (in the case of the Warrant and Option Shares), the Shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the States of California and Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

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BioLase Technology, Inc.
August 6, 1997
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By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Shapiro, Rosenfeld & Close
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SHAPIRO, ROSENFELD & CLOSE